Tango Therapeutics Reports First Quarter 2023 Financial Results

and Provides Business Highlights

– Dose escalation update from ongoing TNG908 clinical trial confirms proof-of-mechanism for MTA-cooperative tumor-selective PRMT5 inhibition in MTAP-deleted cancers –

– FDA clears IND application for TNG260, a first-in-class CoREST complex inhibitor for the treatment of STK11-mutant cancers –

– Fast Track designation granted by FDA for TNG260 + anti-PD-1 antibody for the treatment of patients with advanced NSCLC with STK11-loss of function mutations –

– Strong cash position of $334 million expected to support advancing precision oncology pipeline into 2026 –

BOSTON, Mass. – May 9, 2023 – Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, reported its financial results for the first quarter ended March 31, 2023, and provided business highlights.

“The dose escalation update from the ongoing clinical trial of TNG908 marks a significant accomplishment, as it is the first time proof-of-mechanism has been demonstrated for an MTA-cooperative PRMT5 inhibitor. While it remains early in the study, initial pharmacokinetic and pharmacodynamic data are consistent with what we observed preclinically. These data provide us with conviction in the mechanism of action of TNG908 to enable selective targeting of cancers with MTAP deletion without causing dose-limiting bone marrow toxicity. We look forward to providing additional data from the trial in 2024,” said Barbara Weber, M.D., President and Chief Executive Officer of Tango Therapeutics. “In addition, we continue to advance our pipeline of synthetic lethal precision oncology programs. We received IND clearance from the FDA to enroll patients in a phase 1/2 study of TNG260, a first-in-class CoREST inhibitor for the treatment of STK11-mutant cancers and were granted Fast Track designation for TNG260 in patients previously treated with advanced NSCLC with STK11-loss of function mutations.”

Recent Business Highlights

Pipeline Update

TNG908 proof-of-mechanism demonstrated with marked differential PRMT5 inhibition in MTAP-deleted cancers versus normal tissue

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As of May 9, 16 patients with MTAP-deleted solid tumors representing 12 different histologies across four cohorts have been treated, and dose escalation is continuing.

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Favorable pharmacokinetics with dose-proportional increases in exposure across cohorts.
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TNG908 proof-of-mechanism as an MTA-cooperative PRMT5 inhibitor demonstrated by marked SDMA reduction in MTAP-deleted cancer cells versus normal tissue. SDMA is a direct measure of TNG908 target engagement and PRMT5 inhibition.
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Pre-treatment and on-treatment biopsies (cycle 2/day 1) demonstrated dose-dependent decreases in tumor SDMA with minimal or no decrease in normal tissue. Selective inhibition of PRMT5 in MTAP-deleted cancer cells is essential to enable the therapeutic index needed for efficacy.
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TNG908 exposure in cohorts 1 and 2, while sufficient to show marked differential effects on SDMA, is not yet within the efficacious range predicted by preclinical modeling.
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Dose levels 3 and 4 ongoing, cohorts not yet evaluable for efficacy.
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To-date, no dose-limiting toxicities (DLTs) or greater than grade 2 related adverse events have been observed. Notably, there has been no evidence of bone marrow suppression as determined by peripheral blood counts.
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MTAP deletions occur in approximately 10%-15% of all human cancers, including 40% of glioblastoma (GBM).

TNG462, a next-generation MTA-cooperative PRMT5 inhibitor

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The TNG462 Investigational New Drug (IND) application cleared in January 2023, and the first patient is expected to be dosed in mid-2023. The trial will evaluate TNG462 in patients with MTAP-deleted solid tumors. Unlike TNG908, GBM will be excluded from this clinical trial, as TNG462 does not cross the blood-brain barrier in preclinical models.
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TNG462 has the same mechanism of action as TNG908, with enhanced potency and selectivity in MTAP-deleted cell lines and patient-derived xenografts. In preclinical studies, TNG462 is 45X more selective for MTAP-deleted cancer cells versus normal cells and ~30X more potent than TNG908, which may translate into a wider therapeutic index and stronger target inhibition than TNG908.

TNG260, a first-in-class CoREST complex inhibitor

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The FDA granted Fast Track designation (FTD) for TNG260, an inhibitor of the CoREST complex (Co-repressor of RepressorElement-1 Silencing Transcription), in combination with an anti-PD-1 antibody for the treatment of patients with previously treated advanced NSCLC with STK11-mutations.
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In April, the Company announced FDA clearance of the TNG260 IND application.

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Initiation of the TNG260 phase 1/2 clinical trial is planned for the second half of 2023. The trial will evaluate the safety, pharmacokinetics, pharmacodynamics and efficacy of TNG260 in combination with pembrolizumab, with a one cycle single agent run-in to evaluate the safety and PK of TNG260, in patients with locally advanced or metastatic cancer solid tumors with an STK11 loss-of-function mutation.
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The CoREST complex plays a major role in regulating the expression of immunomodulatory proteins. In preclinical studies, TNG260 reverses the immune evasion effect of STK11 loss-of-function mutations in STK11-mutant cancers and restores sensitivity to an anti-PD-1 antibody.
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STK11 mutations occur in approximately 15% of NSCLC, 15% of cervical, 10% of carcinoma of unknown primary, 5% of breast and 3% of pancreatic cancers.

Upcoming Milestones

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First patient dose in the TNG462 phase 1/2 clinical trial expected mid-2023.
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TNG348 IND filing expected mid-2023.
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TNG260 phase 1/2 clinical trial initiation expected 2H 2023.
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Additional data from the ongoing TNG908 clinical trial expected 2024.

Leadership Update

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In February 2023, the Company strengthened its management team with the appointment of Adam Crystal, M.D., Ph.D., as President of Research and Development.

Scientific Presentations

American Association for Cancer Research (AACR) 2023 Annual Meeting, April 14-19, 2023, Orlando, FL

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Tango scientists presented two oral and two poster presentations highlighting preclinical data from four programs across its pipeline of precision cancer medicines.

Financial Results

As of March 31, 2023, the Company held $333.6 million in cash, cash equivalents and marketable securities, which the Company believes to be sufficient to fund operations into 2026.

Collaboration revenue was $5.8 million for the three months ended March 31, 2023, compared to $5.8 million for the same period in 2022. Research costs incurred under the collaboration were similar during each of the three month periods presented which resulted in similar collaboration revenue amounts recognized.

Research and development expenses were $28.0 million for the three months ended March 31, 2023, compared to $24.3 million for the same period in 2022. The change is primarily due to increased personnel-related costs to support our research and development activities.

General and administrative expenses were $8.0 million for the three months ended March 31, 2023, compared to $6.8 million for the same period in 2022. The change was primarily due to increases in personnel-related costs.

Net loss for the three months ended March 31, 2023 was $28.0 million, or $0.32 per share, compared to a net loss of $25.2 million, or $0.29 per share, in the same period in 2022.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. This includes expanding the universe of precision oncology targets into novel areas such as tumor suppressor gene loss and their contribution to the ability of cancer cells to evade immune cell killing. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: the Company believes its cash, cash equivalents and marketable securities are sufficient to fund operations into 2026 (and to support advancing the Company’s precision oncology pipeline); TNG908 dose escalation data provide the Company with conviction in the mechanism of action of TNG908 to enable selective targeting of cancers with MTAP deletion without causing dose-limiting bone marrow toxicity; the Company will provide additional data from the TNG908 trial in 2024; the Company continues to advance its pipeline of synthetic lethal precision oncology programs; dose escalation in the TNG908 clinical trial is continuing; the first patient in the TNG462 clinical trial is expected to be dosed in mid-2023; Initiation of the TNG260 phase 1/2 clinical trial is planned for the second half of 2023; TNG348 IND filing expected mid-2023; the expected benefits of the Company's development candidates and other product candidates; and the expected timing of: (i) development candidate declaration for certain targets, (ii) initiating IND-enabling studies; (iii) filing INDs; (iv) clinical trial initiation and (v) disclosing initial, interim and final clinical trial results. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Tango has limited experience conducting clinical trials (and will rely on a third party to operate its clinical trials) and may not be able to commence the clinical trial (including opening clinical trial sites, dosing the first patient, and enrolling and dosing an adequate number of clinical trial participants) when expected and may not generate results (including final or initial safety, efficacy data and proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); benefits of product candidates seen in preclinical analyses may not be evident when tested in clinical trials or when used in broader patient populations (if approved for commercial sale); the benefits of Tango pipeline products, development candidates and potential combination therapies that are seen in pre-clinical experiments may not be present in clinical trials or in use commercially or may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company’s proprietary discovery platform is novel and may not identify any synthetic lethal targets for future development; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; Tango will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, reporting clinical trial results and filing new drug applications); we may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond Tango’s control; the Company may not be able to realize the benefits of Fast Track designation (and such designation may not advance any anticipated approval timelines); Tango’s approach to the discovery and development of product candidates is novel and unproven, which makes it difficult to predict the time, cost of development, and likelihood of successfully developing any products; Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; our products candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on third parties for conducting clinical trials and producing drug product; our ability to obtain and maintain patent and other intellectual property protection for our technology and product candidates or the scope of intellectual property protection obtained is not sufficiently broad; and delays and other impacts on product development and clinical trials from the COVID-19 pandemic. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the SEC, including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investor Contact:

Sam Martin/Andrew Vulis
Argot Partners
tango@argotpartners.com

Media Contact:

Amanda Galgay
SVP, Corporate Communications, Tango Therapeutics
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Total revenue	5,766	5,758
Operating expenses:
Research and development	28,039	24,330
General and administrative	8,013	6,807
Total operating expenses	36,052	31,137
Loss from operations	(30,286)	(25,379)
Other income, net	2,278	171
Net loss	$(28,008)	$(25,208)

Net loss per common share – basic and diluted	$(0.32)	$(0.29)
Weighted average number of common shares outstanding – basic and diluted	88,193,917	87,670,653

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$57,252	$59,968
Marketable securities	276,387	306,165
Accounts receivable	—	2,000
Restricted cash	—	567
Prepaid expenses and other current assets	9,361	6,572
Total current assets	343,000	375,272
Property and equipment, net	11,106	10,884
Operating lease right-of-use assets	46,225	46,886
Restricted cash, net of current portion	3,423	3,423
Other assets	19	5
Total assets	$403,773	$436,470
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,296	$4,453
Accrued expenses and other current liabilities	10,692	17,495
Operating lease liabilities	2,638	1,770
Deferred revenue	34,011	31,792
Income tax payable	35	35
Total current liabilities	53,672	55,545
Operating lease liabilities, net of current portion	38,735	39,361
Deferred revenue, net of current portion	84,102	92,088
Total liabilities	176,509	186,994
Total stockholders’ equity	227,264	249,476
Total liabilities and stockholders’ equity	$403,773	$436,470